Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, James K. Price, Chief Executive Officer of the Company, and J. Miguel Fernandez de Castro, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sabanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1)
The Annual Report on Form 10-K/A of the Company for the fiscal year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James K. Price
James K. Price Chief Executive Officer

/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro Chief Financial Officer

November 10, 2008

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

See also the certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, which are included as exhibits to this report.